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KING & SPALDING                                                      Exhibit 8.2


                                  May 11, 2000


Cornerstone Properties Inc.
Tower 56
126 East 56th Street
New York, New York  10022

       Re: Certain U.S. Federal Income Tax Consequences of the Proposed Merger of Cornerstone Properties Inc. With and Into Equity Office Properties Trust

Ladies and Gentlemen:

       We have acted as counsel to Cornerstone Properties Inc., a Nevada corporation ("Cornerstone"), and Cornerstone Properties Limited Partnership, a Delaware limited partnership ("Cornerstone Partnership"), in connection with the Agreement and Plan of Merger, dated as of February 11, 2000, as amended (the "Merger Agreement"), by and among Equity Office Properties Trust, a Maryland real estate investment trust ("Equity Office"), EOP Limited Partnership, a Delaware limited partnership ("EOP Partnership"), Cornerstone, and Cornerstone Partnership, pursuant to which Cornerstone Partnership will merge with and into EOP Partnership (the "Partnership Merger") and Cornerstone will merge with and into Equity Office (the "REIT Merger," and, together with the Partnership Merger, the "Mergers"). Cornerstone has requested the opinion of King & Spalding as to the qualification of the REIT Merger as a reorganization under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

       This opinion letter is being furnished to you in connection with (1) the Registration Statement on Form S-4, which includes the Joint Proxy Statement / Prospectus of Equity Office and Cornerstone addressed to holders of Cornerstone common stock and Equity Office common shares, as filed with the Securities and Exchange Commission on March 30, 2000, as amended through the date hereof (the "REIT Merger S-4") and (2) the Registration Statement on Form S-4, which includes the Consent Solicitation of Cornerstone Partnership, the Information Statement of EOP Partnership, and the Prospectus of Equity Office, EOP Partnership, and Cornerstone, as filed with the Securities and Exchange Commission on April 26, 2000, as amended through the date hereof (the "Partnership Merger S-4," and, together with the REIT Merger S-4, the "Registration Statements").

       Capitalized terms used herein without definition have the respective meanings specified in the Merger Agreement.


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Cornerstone Properties Inc.
May 11, 2000
Page 2


                      INFORMATION AND ASSUMPTIONS RELIED ON

       In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including without limitation the Merger Agreement and the Registration Statements. In our examination of documents, we have assumed, with your consent, that all documents submitted to us as photocopies or facsimile copies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, that all statements of fact set forth in such documents are accurate, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with various representatives of Cornerstone and Equity Office, including written representation letters (the "Representation Letters") from officers of Equity Office and Cornerstone verifying certain relevant facts that have been represented to us.

       We have assumed, with your consent, that the statements contained in the Representation Letters are true and correct on the date hereof and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" of any person (or with similar qualification) is true and correct without such qualification. We have not attempted to verify such representations independently.

       In addition, we have assumed, with your consent, that the aggregate fair market value of the Equity Office common shares to be received in the REIT Merger by the Cornerstone common and preferred stockholders, determined as of the Effective Time of the REIT Merger, will not be less than 40% of the aggregate fair market value of all of the shares of Cornerstone common and preferred stock outstanding immediately prior to the Effective Time. For purposes of this assumption, shares of Cornerstone stock exchanged for cash or other property, including cash paid in lieu of issuing fractional interests in Equity Office common shares, will be treated as outstanding Cornerstone stock, and the aggregate fair market value of the outstanding Cornerstone stock will be deemed to be equal to the sum of the aggregate Merger Consideration paid in the REIT Merger.

                                     OPINION

       Based upon and subject to the foregoing, we are of the following opinion:

       1. The REIT Merger will qualify as a reorganization within the meaning of section 368(a) of the Code.

       2. The portions of the discussion in the REIT Merger S-4 under the heading "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER" and in the Partnership Merger S-4 under the heading "MATERIAL FEDERAL


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Cornerstone Properties Inc.
May 11, 2000
Page 3


INCOME TAX CONSEQUENCES -- Tax Consequences of the REIT Merger" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder, as they apply to the REIT Merger, are correct in all material respects. We express no opinion, however, regarding the tax consequences of the REIT Merger to Cornerstone stockholders that are subject to special tax rules (including without limitation the tax treatment of Cornerstone stockholders who or that are not "United States persons" within the meaning of section 7701(a)(30) of the Code or the treatment of persons who acquired shares of Cornerstone stock pursuant to the exercise of employee stock options or otherwise as compensation).

       3. The portions of the discussion in the Partnership Merger S-4 under the headings "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- Tax Consequences of the Partnership Merger to Cornerstone Partnership Unitholders That Receive EOP Partnership Units," and "--Tax Consequences of the Redemption of Cornerstone Partnership Units for Cornerstone Common Stock" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder are correct in all material respects. We express no opinion, however, as to the tax consequences of the Partnership Merger to any particular Cornerstone Partnership unitholder or as to information that may be applicable or relevant to any particular Cornerstone Partnership unitholder in determining the tax consequences to it of the Partnership Merger, nor do we express any opinion as to tax consequences that may be relevant to former Cornerstone Partnership unitholders with respect to their ownership of EOP Partnership units following the Partnership Merger.

       The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, the assumptions we have made as described herein, and the facts set out in the Representation Letters that we have assumed, with your consent, to be true and correct. Our opinion cannot be relied upon if any of the facts contained in such documents (including, without limitation, the Representation Letters) or in any such additional information is, or later becomes, inaccurate or if any of the factual assumptions upon which we have relied is, or later becomes, inaccurate. In particular, and without limiting the preceding sentence, our opinion as to the status of the REIT Merger as a reorganization cannot be relied upon, and will not be reconfirmed prior to the closing of the Mergers (thereby preventing the closing condition in Section 6.3(e) of the Merger Agreement from being satisfied), if the assumption set forth herein that the aggregate value of the Equity Office common shares issued in the REIT Merger will represent at least 40% of the aggregate consideration received by the Cornerstone stockholders is not valid at the time of the proposed closing.

       Our opinion is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Mergers or any other transaction, including any transaction undertaken in connection with the Mergers.


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Cornerstone Properties Inc.
May 11, 2000
Page 4


       We hereby consent to the filing of this opinion letter as an Exhibit to each of the Registration Statements and to the references to our firm in the REIT Merger S-4 under the headings "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER," "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN EQUITY OFFICE," and "LEGAL MATTERS" and in the Partnership Merger S-4 under the headings "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS." In giving such consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended. Except as stated in this paragraph, this opinion letter may not be furnished to or relied upon by any person or any entity for any purpose without our prior written consent and may not be quoted in whole or in part or otherwise referred to (other than in connection with the transactions contemplated by the Merger Agreement).

                                      Very truly yours,

                                      /s/ KING & SPALDING

                                      King & Spalding